Exhibit 23(a)
                                                                   -------------





                         CONSENT OF INDEPENDENT AUDITORS





         We consent to the incorporation by reference in the Registration Statement (Form S-8) of WestPoint Stevens Inc. pertaining to the Retirement Savings Value Plan for Employees of WestPoint Stevens Inc. of our report dated February 4, 2002, with respect to the consolidated financial statements and schedule of WestPoint Stevens Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.





                                                           /s/ ERNST & YOUNG LLP



Atlanta, Georgia
May 22, 2002